Exhibit 99.1

STREAM TO OFFER SENIOR SECURED NOTES

Boston, MA, September 21, 2009 — Stream Global Services, Inc. (AMEX: OOO) announced today its plans to offer $200 million principal amount of senior secured notes due 2014. Consummation of this offering is expected to be contingent on the closing of Stream’s previously announced combination with eTelecare Global Solutions, Inc. (“eTelecare”) and the closing of a new, asset-based revolving credit facility. The proceeds of this offering are expected to be used to refinance indebtedness of Stream and eTelecare and for general corporate purposes.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including, but not limited to, statements regarding the planned offering by the Company of senior secured notes due 2014. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the market conditions, execution of the Company’s planned offering of the senior secured notes due 2014 and other risks and uncertainties as set forth under the caption “Risk Factors” in the Company’s most recent annual or quarterly report filed with the SEC, which factors are incorporated herein by reference. Stream wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Stream also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.

MEDIA CONTACT:

Sally W. Comollo

Stream Global Services

sally.comollo@stream.com

+1 781-304-1847